Exhibit 99.1

Citadel Broadcasting Corporation Reports Record 2005 Second Quarter Results

•	Second Quarter Net Income of $21.5 Million and Basic EPS $0.18 Compared to Net Income of $0.3 Million in Prior Year Quarter and Basic EPS $0.00
•	Second Quarter Station Operating Income Up Over 7%
•	Second Quarter Operating Income Up Over 200%
•	Year-to-Date Net Income of $33.4 Million and Basic EPS $0.27 Compared to Net Loss of ($29.3) Million in Prior Year Six Months and Basic EPS ($0.23)
•	Year-to-Date Station Operating Income Up Over 8%

Las Vegas, Nevada, August 3, 2005 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2005.

June 30, 2005 - Second Quarter Results

Net revenues in the second quarter of 2005 were a record $109.9 million compared with $107.3 million in the second quarter of 2004, an increase of $2.6 million, or 2.4%. The increase in revenues was primarily due to higher revenues at the Company’s stations, including stations in Oklahoma City, OK, Albuquerque, NM and Modesto, CA offset by lower revenues in Lansing, MI and Portland, ME. The second quarter results also reflected the benefit of the inclusion of stations in Springfield, MA, which were acquired in the second quarter of 2004, offset by stations sold in Providence, RI and Lafayette, LA subsequent to June of 2004 as well as lower revenues associated with certain programming terminated at the beginning of the year. Excluding the above acquisitions and dispositions, net revenues were up approximately 2%.

Operating income for the second quarter of 2005 was $41.5 million compared to $12.3 million in the corresponding 2004 period, an increase of $29.2 million. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense.

Station operating income (as detailed in the attached table is generally defined as operating income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was a record $51.0 million for the second quarter of 2005 compared to $47.4 million for the second quarter of 2004, an increase of $3.6 million, or 7.6%. Excluding the acquisitions and dispositions described above, station operating income was up approximately 7%.

Free cash flow (as detailed in the attached table is generally defined as operating income (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $39.8 million for the three months ended June 30, 2005 compared to $38.4 million for the three months ended June 30, 2004, an increase of $1.4 million, or 3.6%. Through June 30, 2005, the Company has purchased approximately 12.1 million shares of its common stock, including 4.4 million shares repurchased during the first half of 2005. Accordingly, shares outstanding as of June 30, 2005 were down to 120.5 million, a reduction of 9.1% when compared to 132.5 million shares outstanding as of June 30, 2004.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company reported record results for the first half of the year in spite of a difficult environment for the radio industry.” Mr. Suleman added “that pursuant to the Company’s stock buy back program initiated in July of 2004, the Company to date has used substantially all of its free cash flow to repurchase approximately 14.8 million shares of its common stock for approximately $200.2 million. The Company believes the repurchase of its stock continues to represent an excellent use of its free cash flow to enhance shareholder value.”

Net interest expense increased to $4.9 million for the quarter ended June 30, 2005 from $3.5 million for the quarter ended June 30, 2004, an increase of $1.4 million or 40.0%. The increase in net interest expense was due to an increase in outstanding borrowings and higher interest rates under the Company’s senior credit facility for the quarter ended June 30, 2005 as compared to the same period in 2004.

Income tax expense for the quarter ended June 30, 2005 was $15.1 million (of which $14.4 million was non-cash) compared to $8.5 million (of which $8.1 million was non-cash) for the quarter ended June 30, 2004, an increase of $6.6 million, or 77.6%. The income tax expense for the three months ended June 30, 2004 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the company disposes of the assets.

Net income for the quarter ended June 30, 2005 was $21.5 million or $0.18 per basic share as compared to $0.3 million or $0.00 per basic share for the same period in 2004. On a fully diluted basis, net income per share was $0.16 in the second quarter of 2005 compared to $0.00 in the second quarter of 2004.

June 30, 2005 - Year to Date Results

Net revenues for the six months ended June 30, 2005 were a record $201.9 million compared with $194.2 million for the six months ended June 30, 2004, an increase of $7.7 million, or 4.0%. The increase in revenues was primarily due to higher revenues at the Company’s stations, including stations in Oklahoma City, OK, Albuquerque, NM and Modesto, CA offset by lower revenues in Lansing, MI and Portland, ME. The Company also benefited from its stations in Springfield, MA and Memphis, TN, which were acquired in the first half of 2004, offset by stations sold in Providence, RI and Lafayette, LA subsequent to June of 2004 as well as lower revenues associated with certain programming terminated at the beginning of the year.

Operating income was $67.6 million for the six months ended June 30, 2005 compared to $8.5 million for the six months ended June 30, 2004, an increase of $59.1 million. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense and non-cash stock compensation expense, partially offset by higher operating expenses.

Station operating income (as detailed in the attached table is generally defined as operating income plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was a record $86.5 million for the six-month period ended June 30, 2005 compared to $79.8 million for the same period in 2004, an increase of $6.7 million, or 8.4%.

Free cash flow (as detailed in the attached table is generally defined as operating income (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $65.4 million for the six months ended June 30, 2005 compared to $59.3 million for the six months ended June 30, 2004, an increase of $6.1 million, or 10.3%. From July of 2004 through June 30, 2005, the Company has purchased approximately 12.1 million shares of its common stock, including 4.4 million shares repurchased during the first half of 2005. Accordingly, shares outstanding as of June 30, 2005 were down to 120.5 million, a reduction of 9.1% when compared to 132.5 million shares outstanding as of June 30, 2004.

Net interest expense decreased $0.3 million, or 3.1%, to $9.4 million for the six months ended June 30, 2005 from $9.7 million for the same period in 2004. The decrease in net interest expense was primarily due to the repayment of $500.0 million of 6% subordinated notes on February 18, 2004 offset by the concurrent issuance of $330.0 million of 1.875% convertible notes and the Company’s increase in outstanding borrowings under the senior credit facility and higher interest rates for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004.

Income tax expense for the six months ended June 30, 2005 was $24.8 million (of which $23.4 million was non-cash) compared to $17.3 million (of which $16.3 million was non-cash) for the six months ended June 30, 2004, an increase of $7.5 million, or 43.4%. The income tax expense for the six-month period ended June 30, 2004 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the company disposes of the assets.

Net income for the first six months of 2005 was $33.4 million, or $0.27 per basic share, as compared to a net loss of $29.3 million, or $(0.23) per basic share for the same period in 2004. On a fully diluted basis, net income per share was $0.25 for the six months ended June 30, 2005, as compared to a net loss per share of $(0.23) for the six months ended June 30, 2004. The net loss for the 2004 period included non-cash expenses of $10.6 million due to the write-off of deferred financing costs as a result of the refinancing of the Company’s subordinated debt.

Outlook for Second Half of 2005

The Company expects revenue growth for the second half of 2005 to be consistent with the growth for the second quarter of 2005.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 159 FM and 59 AM radio stations in 48 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Condensed Statements of Operations	2005	2004	2005	2004

Net Revenues	$109,913	$107,284	$201,948	$194,202

Cost of Revenues	28,094	28,275	55,766	53,916
Selling, General and Administrative	30,854	31,584	59,646	60,486
Corporate General and Administrative	3,317	2,934	6,552	5,535
Non-Cash Stock Compensation	-	854	601	2,600
Depreciation and Amortization	5,615	30,844	11,287	62,364
Local Marketing Agreement Fees	565	496	1,031	1,023
Other, Net	(41)	-	(536)	(172)
Operating Income	41,509	12,297	67,601	8,450

Non-Operating Expenses:
Net Interest Expense (Including Amortization of Debt Issuance
Costs of $459 and $515 for the Three Months Ended June 30,
2005 and 2004, Respectively, and $919 and $1,035 for the Six
Months Ended June 30, 2005 and 2004, Respectively)	4,871	3,490	9,389	9,718
Write-off of Deferred Financing Costs Due to Extinguishment
of Debt	-	-	-	10,649
Total Non-Operating Expenses	4,871	3,490	9,389	20,367

Income (Loss) before Income Taxes	36,638	8,807	58,212	(11,917)

Income Tax Expense	15,120	8,532	24,809	17,336

Net Income (Loss)	$21,518	$275	$33,403	$(29,253)

Basic Net Income (Loss) Per Common Share	$0.18	$0.00	$0.27	$(0.23)
Diluted Net Income (Loss) Per Common Share	$0.16	$0.00	$0.25	$(0.23)

Weighted Average Common Shares Outstanding:
Basic	121,688	132,506	122,442	129,964
Diluted	137,612	135,660	138,395	129,964

	June 30, 2005	December 31, 2004
	(Unaudited)
	(Amounts in Thousands)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$3,650	$948
Working Capital	74,342	69,930
Total Assets	2,307,375	2,315,698
Senior Debt	290,000	286,000
Convertible Notes	330,000	330,000
Total Shareholders' Equity	1,355,677	1,380,383

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following tables set forth the Company’s Station Operating Income for the three and six months ended June 30, 2005 and 2004. The Company defines Station Operating Income as net income (loss) adjusted to exclude the following line items presented in its Statement of Operations: income tax expense, write off of deferred financing costs, net interest expense, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation and corporate general and administrative expenses.

Station Operating Income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Station Operating Income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Station Operating Income excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Station Operating Income to net income (loss), the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Station Operating Income	$50,965	$47,425	$86,536		$79,800
Corporate General and Administrative	3,317	2,934	6,552		5,535
Non-Cash Stock Compensation	-	854	601		2,600
Local Marketing Agreement Fees	565	496	1,031		1,023
Other, Net	(41)	-	(536)		(172)
Operating Income Before Depreciation and Amortization	47,124	43,141	78,888		70,814
Depreciation and Amortization	5,615	30,844	11,287		62,364
Operating Income	41,509	12,297	67,601		8,450
Net Interest Expense	4,871	3,490	9,389		9,718
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	-	-		10,649
Income/(Loss) before Income Taxes	36,638	8,807	58,212		(11,917)
Income Tax Expense	15,120	8,532	24,809		17,336
Net Income/(Loss)	$21,518	$275	$33,403	$	(29,253)

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization and non-cash stock compensation expense and other, net (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Operating Income	$41,509	$12,297	$67,601	$8,450
Plus (Minus)
Depreciation and Amortization	5,615	30,844	11,287	62,364
Non-Cash Stock Compensation	-	854	601	2,600
Other, Net	(41)	-	(536)	(172)
Interest Expense, Net	(4,871)	(3,490)	(9,389)	(9,718)
Amortization of Debt Issuance Costs	459	515	919	1,035
Capital Expenditures	(2,223)	(2,229)	(3,733)	(4,295)
Cash Taxes	(674)	(361)	(1,353)	(1,014)
Free Cash Flow	$39,774	$38,430	$65,397	$59,250

Contact: Citadel Broadcasting Corporation
        Randy Taylor 702/804-5200